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Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
OF FLAG TELECOM GROUP LIMITED

        This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the three months ended September 30, 2003 of FLAG Telecom Group Limited (the "Issuer").

        I, Patrick Gallagher, the Chief Executive Officer of the Issuer, certify that:

  (i)
  the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

  (ii)
  the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Issuer and will be retained by the Issuer and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: November 14, 2003

	Name:	Patrick Gallagher

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Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF FLAG TELECOM GROUP LIMITED